FIRST AMENDMENT

TO THE

2013 Solitario Exploration & Royalty Corp.

Omnibus Stock and Incentive Plan

This First Amendment (the “First Amendment”) to the 2013 Solitario Exploration & Royalty Corp. Omnibus Stock and Incentive Plan (the “Plan”) is made effective as of [__________, 2017] (the “Amendment Effective Date”), by Solitario Exploration & Royalty Corp., a Colorado corporation (the “Company”), subject to approval by the Company’s stockholders.

W I T N E S S E T H:

WHEREAS, the Company established the Plan, originally effective as of April 22, 2013 and approved by the Company’s stockholders on June 18, 2013, under which the Company is authorized to grant stock and incentive awards to certain employees and directors of the Company;

WHEREAS, Section 19 of the Plan provides that the Company’s board of directors (the “Board”) may amend the Plan from time to time, subject to the limitations contained therein; and

WHEREAS, the Board now desires to amend the Plan in the manner contemplated hereby, subject to approval by the Company’s stockholders at the Company’s 2017 annual meeting, to (a) increase the number of shares of the common stock of the Company available for award grants under the Plan by 4,000,000 shares and (b) make certain immaterial technical clarifications changes to the Plan.

NOW, THEREFORE, the Plan shall be amended as of the Amendment Effective Date, subject to approval by the Company’s stockholders, as set forth below:

1.       The first sentence in Section 3(a) of the Plan is hereby deleted and replaced in its entirety with the following:

“Subject to adjustment as provided in Section 3(c), the aggregate number of Shares that may be issued under the Plan shall be 5,750,000.”

2.        The following new sentences are hereby added to the end of Section 3(d) of the Plan:

“For avoidance of doubt, the foregoing limitations of this Section 3(d) shall only apply to those Awards that are intended to comply with the performance-based exception under Code Section 162(m). This Section 3(d) shall not be construed in any way to prohibit the Committee, in its sole discretion and to the extent it determines it to be desirable, from granting one or more Awards under the Plan from time to time that do not comply with the performance-based exception under Code Section 162(m).”

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3.       Except as set forth above, the Plan shall continue to read in its current state.

IN WITNESS WHEREOF, the Company has caused the execution of this First Amendment by its duly authorized officer, effective as of the Amendment Effective Date.

Solitario Exploration & Royalty Corp.

By:

James Maronick

Chief Financial Officer and Corporate Secretary